                                                                  EXHIBIT (3)(d)

                           FARMERS FINANCIAL SOLUTIONS
                       REGISTERED REPRESENTATIVE AGREEMENT


        This Agreement is entered into as of the _______ day of _____________, 20__, by and between Farmers Financial Solutions, LLC, a Nevada limited liability company ("Broker/Dealer") and ________________________________________
(Registered Representative ("RR")).

        WHEREAS, Broker/Dealer is a securities broker/dealer registered and qualified to transact business pursuant to rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") and certain state securities regulators;

        WHEREAS, RR is duly qualified and licensed to sell various securities products, including variable life insurance policies, variable annuity contracts and mutual funds (together, "Investment Products"); and

        WHEREAS, the parties mutually desire to enter into this Agreement so that RR may sell Investment Products on behalf of Broker/Dealer;

        NOW THEREFORE, in consideration of the mutual promises, covenants and conditions as hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                  AUTHORIZATION

        Broker/Dealer hereby authorizes RR to become one of its registered representatives and to execute securities transactions, including Investment Product sales, exclusively through it. RR hereby accepts that authorization. RR is not granted any exclusive geographic territory for Investment Product sales.

                                   ARTICLE II
                     REGISTERED REPRESENTATIVE'S OBLIGATIONS

        SECTION 2.1 COMPLIANCE WITH LAWS, RULES, REGULATIONS, ETC. All RR's activities in connection with the offer and sale of Investment Products shall conform to the requirements of state and federal securities laws, rules, regulations and interpretive guidance, the Conduct Rules of the NASD, Securities and Exchange Commission, State Securities Regulators, and state insurance laws, rules, regulations and interpretive guidance.

        SECTION 2.2 LICENSING AND REGISTRATION. RR shall remain (a) registered with the NASD and any applicable state securities regulatory authority, if necessary, and (b) licensed as an insurance agent with authority to sell Investment Products in any state in which he or she will sell such Products. RR shall take all steps necessary to keep all such registrations and licenses in force during the term of this Agreement.

        SECTION 2.3 COMPLIANCE MANUAL. RR will familiarize himself with, and will comply with, all the requirements set forth in the RR Compliance Manual (the "Compliance Manual"), as it may be amended from time to time or supplemented by compliance memoranda from Broker/Dealer supervisory personnel. Without limiting the generality of the preceding sentence,

RR shall comply with the customer complaint procedures and the filing and recordkeeping requirements set forth in the Compliance Manual.

        SECTION 2.4 MATERIAL STATEMENTS OR OMISSIONS. RR will not (a) make any material statements, either oral or written, regarding Investment Products which are untrue or misleading, or (b) omit a material fact necessary in order to make any oral or written statements regarding Investment Products, in the light of the circumstances under which they were made, not misleading.

        SECTION 2.5 INVESTMENT PRODUCTS OFFERED. RR shall offer and sell only those Investment Products offered by Broker/Dealer, for which they are qualified and shall not engage in any private securities transactions without prior written approval from Broker/Dealer.

        SECTION 2.6 OUTSIDE ACTIVITIES FORM. RR shall complete the "Outside Business Activities Form" attached hereto as Exhibit A, and will update the Form as requested by Broker/Dealer or at any meeting and promptly when any significant additions or changes to the information disclosed on the Form arise, including new employers or sources of income, or significant changes in the amount of income from a previously specified source.

        SECTION 2.7 CHANGES TO FORM U-4. RR shall immediately notify Broker/Dealer of any changes of information in his or her registration on Form U-4, including any changes to his or her address or telephone number.

        SECTION 2.8 EDUCATION AND TRAINING MEETINGS. RR shall attend all mandatory educational and/or training meetings scheduled by Broker/Dealer.

        SECTION 2.9 SUPERVISION OF EMPLOYEES. RR shall take such steps as are necessary to ensure that none of his or her employees engage in any unauthorized securities activities.

        SECTION 2.10 AGENT INSPECTION AND AUDIT. RR shall permit Broker/Dealer and its designated representatives the right, at any reasonable time during normal business hours and without prior notice, to inspect, review and audit RR's business and records including but not limited to, interviewing and surveying RR's personnel and clients, reviewing bank and trust account records, applications and records of insurance. RR shall cooperate fully with the Broker/Dealer in any such inspection or audit.

        SECTION 2.11 INDEMNIFICATION. RR hereby agrees to indemnify, protect, defend and hold harmless Broker/Dealer, its successors, assigns, directors, officers, employees, agents and affiliates from and against any and all liabilities, obligations, losses, damages, claims, demands, proceedings, suits, actions, expenses (all of which are herein after referred to as "Claims"), including reasonable attorneys' fees and costs, incurred by Broker/Dealer in connection with the activities of RR hereunder, including, without limitation, the following:

        1. Failure of any customer of RR (1) to make payment when due for securities, insurance products or advisory services purchased or to deliver when due securities sold for the account of the customer, (2) to meet any initial or any maintenance margin call, or (3) to fulfill his/her obligations to Broker/Dealer (whether or not such failure is within RR's control).

        2. Any dishonest, fraudulent, negligent or criminal act or omission on the part of RR.

        3. The breach by RR of any of his/her warranties or obligations under this Agreement.

        4. Any liability arising from Broker/Dealer's guarantee of any signature with respect to transactions in the accounts of a customer of RR.



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

        5. Any liability owed to any customer of RR or any loss suffered by any such customer.

        6.      Any delay by RR in transmitting an order.

        7. Violation by RR of any applicable rule, regulation or policy of any Regulatory authority or any rule, regulation or policy of Broker/Dealer (including the Compliance Guide and the Compliance Memoranda).

        8. Any unauthorized act, statement or transaction of RR which is the subject of a complaint, order, claim, charge or other document seeking redress against Broker/Dealer.

        9.      Any liability arising from outside activities engaged in by RR.

        10. Any costs, fees or expenses incurred or paid by Broker/Dealer on behalf of RR or RR's customers.

        SECTION 2.12 ADVERTISEMENTS. RR shall not publish or use any advertisements or sales literature regarding Broker/Dealer or the securities, insurance products or advisory services offered through Broker/Dealer or Broker/Dealer's name in the telephone listing or directory, without the prior written approval of a Designated Supervisory Employee of Broker/Dealer. Nothing in any such approval shall be construed to make Broker/Dealer liable for the cost of any such listings or other media of advertising.

        SECTION 2.13 NOTIFICATION REQUIRED. RR shall immediately notify Broker/Dealer of:

                a. any action or fact which comes to his or her knowledge which may possibly constitute a violation of any law;

                b. any investigations or inquiries by governmental agencies;

                c. any judicial proceeding relating to RR's services hereunder;

                d. loss or suspension of RR's insurance license or securities registration to sell Investment Products; and

                e.      any other events as required under the Compliance
                        Manual.

                                   ARTICLE III
                           NATURE OF THE RELATIONSHIP

        SECTION 3.1 INDEPENDENT CONTRACTOR. Nothing contained herein is intended or shall be construed to create the relationship of employer and employee; rather, the RR is an independent contractor for all purposes. The time to be expended by the RR is solely within the RR's discretion, and the persons to be solicited and the area wherein solicitation shall be conducted is at the election of the RR. The RR shall, as an independent contractor, exercise sole right to determine the time, place and manner in which the objectives of this Agreement are carried out, provided only that the RR conform to normal good business practices, the Code of Ethics as adopted by the Broker/Dealer and to all State and Federal laws governing the conduct of the Broker/Dealer and its RRs.

        SECTION 3.2 TAXES, ETC. Payments under the Federal Insurance Contribution Act, the Federal Unemployment Contributions Act, state and federal income tax, and state workmen's compensation shall be the sole responsibility of the RR.



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

        SECTION 3.3 UNIQUE AGREEMENT. RR's agreement and relationship with the Broker/Dealer is unique and separate from any agreement the Broker/Dealer may have with any other person. RR's rights and obligations with respect to the Broker/Dealer are entirely dependent on this Agreement.

        SECTION 3.4 STATUS OF RR'S EMPLOYEES. RR acknowledges that any persons that he or she employs for assistance shall be an employee of RR, and not of Broker/Dealer.

                                   ARTICLE IV
                                  COMPENSATION

        SECTION 4.1 COMPENSATION SCHEDULE. RR's sole compensation as a registered representative from Broker/Dealer shall be in the form of compensation earned from Investment Product sales and service. The compensation schedule attached hereto as Exhibit B sets forth the compensation to be paid to RR for Investment Product sales. The compensation schedule may be revised with or without notice, at the sole discretion of Broker/Dealer, and any such updates or revisions may be published in RR guides and manuals, notices, bulletins or other Broker/Dealer literature. Commissions shall be paid in accordance with the schedule then in effect when the securities in question are issued.

        SECTION 4.2 WAIVER UNTIL BROKER/DEALER IN RECEIPT OF COMPENSATION. RR waives any right to compensation until Broker/Dealer is in receipt of such compensation from any issuing insurance company, distributor, or other investment sponsor. Compensation will be payable by Broker/Dealer or its parent or affiliated companies.

        SECTION 4.3 PAYMENT AFTER TERMINATION. If this Agreement is terminated and RR is subject to "disqualification," as that term is defined by the rules and bylaws of the NASD's, then no compensation will be paid to RR following the termination of this Agreement. If the Agreement is terminated and RR is not subject to "disqualification," compensation will be paid to RR that resulted from sales and servicing of Investment Products during the term of this Agreement.

        SECTION 4.4 PAYMENT AFTER TERMINATION DUE TO DEATH OR DISABILITY. If this Agreement is terminated by reason of the death or total disability of RR, Broker/Dealer shall pay to the legal representative of the deceased RR or to the former RR, as the case my be, all compensation which results from sales and servicing of Investment Products during the term of this Agreement. The compensation rate shall be the same rate the RR was receiving at the time of his or her death or disability.

        SECTION 4.5 SUSPENSION OF COMPENSATION -- REGULATORY ELEMENT/FIRM ELEMENT. If RR has failed to comply with the "Regulatory Element" of the NASD's continuing education requirements in a timely manner, his or her registration shall be deemed to be inactive. RR shall not receive any compensation from Investment Product sales, nor may he/she engage in any such sales activities during the time that RR's registration is deemed inactive. RR may not receive any service compensation during such time.

        SECTION 4.6 SUSPENSION OF COMPENSATION -- BROKER/DEALER DETERMINATION. In the event that RR has failed to comply with obligations imposed on him by Broker/Dealer under the terms of this Agreement or any other compliance, training or procedure manuals, Broker/Dealer may determine to refuse to pay RR for sales and servicing of Investment Products.

        SECTION 4.7 RIGHT OF OFFSET. The Broker/Dealer hereby reserves the right to offset any balances due the RR under this Agreement against any balances due from the RR whether under this Agreement, and to remit balances due the RR net of available offsets. In the event of such net remittance, the Broker/Dealer shall account for the same in such detail as reasonably allowed the RR to identify all balances settled.



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

        SECTION 4.8 DECLINATION OR RESCISSION OF BUSINESS -- SHARING COMMISSIONS. This Agreement is subject to the right of Broker/Dealer to decline acceptance of or rescind any business not acceptable to it. It is understood that RR will not share any part of his/her commission with any person not duly a registered representative of the Broker/Dealer.

        SECTION 4.9 REFERRAL BUSINESS. If the sale of any of the products offered by the Broker/Dealer results from a referral, the commissions and service fees to the selling agent (RR) shall be eighty (80%) percent of the listed commissions and service fees. If the referring agent (RR) is properly licensed and contracted with the Broker/Dealer on the date any such sale is made, the referring agent (RR) shall receive twenty (20%) percent of the listed commissions and service fees. The RRs agree that the Broker/Dealer's determination as to whether the sale of any products resulted from a referral, shall be final and binding. Notwithstanding the foregoing, the selling agent and referring agent, assuming both are properly registered with the Broker/Dealer on the date of product sale, may agree to any other split of commissions they choose so long as both agree to it in writing and such agreement appears with the submitted original product application(s).

                                    ARTICLE V
                                    EXPENSES

        RR shall be solely responsible for all expenses related to Investment Product activities, including but not limited to, travel, entertainment, office expense, telephone, education, licensing, registration and renewal fees.

                                   ARTICLE VI
                     CONFIDENTIALITY; PROPRIETARY MATERIALS

        SECTION 6.1 CONFIDENTIALITY. In the course of RR's duties, he or she may be handling financial, accounting, statistical and marketing information, customer lists, schedules and other confidential information relating to Broker/Dealer and its affiliates. All such information shall be kept confidential and shall not be disclosed, directly or indirectly, to third parties or used by RR in any way, either during the term of this Agreement or at any time thereafter, except as may be required in the course of his or her duties under this Agreement or as required by law.

        SECTION 6.2 RETURN OF MATERIALS. Upon termination of this Agreement, the RR will promptly deliver to Broker/Dealer, all material provided by Broker/Dealer without retaining any copies or excerpts thereof, including the Compliance Manual, any other manuals, compliance memoranda, prospectuses, statements of additional information, advertising, sales materials, business cards and letterhead.

                                   ARTICLE VII
                       TERM, TERMINATION AND SURVIVABILITY

        SECTION 7.1 EFFECTIVE DATE AND TERM. The effective date of this Agreement is as first above written and shall continue until terminated by any party.

        SECTION 7.2 TERMINATION. This Agreement shall terminate effective immediately upon the termination of RR's Agent Appointment Agreement with the entities comprising the Farmers Insurance Group of Companies(R). This Agreement may be terminated in writing by either party at any time with or without cause. Such termination in writing shall be deemed effective as described in Section 9.5.

        SECTION 7.3 SURVIVABILITY. The agreements in Sections 4.3, 4.4, 6.1, 6.2 and Article VIII shall survive the termination of this Agreement.



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                                  ARTICLE VIII
                               DISPUTE RESOLUTION

        The parties agree to attempt in good faith to resolve any dispute relating to this Agreement promptly by informal discussion. In the event the Broker/Dealer has issued a notice of termination or terminated this Agreement pursuant to Article VII above and RR disputes the right of the Broker/Dealer to terminate this Agreement, then such dispute shall be submitted to binding arbitration as set forth below.

                The parties shall then agree to arbitration in accordance with the then current rules pertaining to the NASD at Los Angeles, California. The place of the arbitration shall be at a mutually agreed upon place within the city limits of Los Angeles, California. Each party will bear, equally, the cost of any arbitration fees and each party will bear its own costs and expenses, including attorney's fees. The parties agree that no arbitrator, under this provision, may award emotional distress or punitive or exemplary damages and that any such award shall be deemed void and not binding upon any party. The parties further agree that, within 180 days after the effective date of termination, any and all claims as to any matter to be arbitrated under this paragraph must be made within the 180 day period or thereafter such claims are forever barred.

                                   ARTICLE IX
                        DISCLOSURE TO ASSOCIATED PERSONS
                              WHEN SIGNING FORM U-4

                The Form U-4 contains a predispute arbitration clause. It is in item 5 on page 4 of the form U-4. You should read that clause now. Before signing the form U-4, you should understand the following:

        1) You are agreeing to arbitrate any dispute, claim or controversy that may arise between you and your firm, or a customer, or any other person, that is required to be arbitrated under the rules of the self-regulatory organizations with which you are registering. This means you are giving up the right to sue a member, customer, or another associated person in court, including the right to a trial by jury, except as another associated person in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

        2) A claim alleging employment discrimination, including a sexual harassment claim, in violation of a statute is not required to be arbitrated under NASD rules. Such a claim may be arbitrated at the NASD only if the parties have agreed to arbitrate it, either before or after the dispute arose. The rules of other arbitration forums may be different.

        3) Arbitration awards are generally final and binding; a party's ability to have a court reverse or modify an arbitration award is very limited.

        4) The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

        5) The arbitrators do not have to explain the reason(s) for their award.

        6) The panel of arbitrators may include arbitrators who were or are affiliated with the securities industry, or public arbitrators, as provided by the rules of the arbitration forum in which a claim is filed.

        7) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.



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                                    ARTICLE X
                                  MISCELLANEOUS

        SECTION 10.1 ASSIGNMENT. This Agreement is for the personal services of RR and RR may not transfer or assign this Agreement, or any right, benefit, interest, duty or obligation hereunder. Broker/Dealer may assign this Agreement. This Agreement will inure to the benefit of and be binding upon the parties and each of their successors.

        SECTION 10.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, and no waiver, modification or change of any of its provisions will be valid unless in writing and signed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

        SECTION 10.3 WAIVER. Failure of any party to enforce any provision of this Agreement will not constitute a course of conduct or waiver in the future of the right to enforce the same or any other provision.

        SECTION 10.4 SEVERABILITY. The parties to this Agreement desire and intend that the terms and conditions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each state or jurisdiction in which enforcement is sought. The parties agree specifically that, if any particular term or condition of this Agreement is adjudicated, or becomes by operation or law, invalid or unenforceable, this Agreement will be deemed amended to delete the portion that is adjudicated, or that becomes by operation of law, invalid or unenforceable, the deletion or reduction to apply only with respect to the operation of the term or condition, and the remainder of the Agreement to remain in full force and effect. A deletion or reduction resulting from any adjudication will apply only with respect to the operation of that term in the particular jurisdiction in which the adjudication is made.

        SECTION 10.5 NOTICE. Any notice, request, demand or other communication required or permitted hereunder will be in writing and will be delivered in one of the following manners: by personal delivery, which will be effective on the day so delivered; by registered or certified mail, which will be effective three days after mailing; by facsimile transmission, which will be effective when receipt is electronically acknowledged from the appropriate number below; or by a nationally recognized overnight delivery service guaranteeing next day delivery, which will be effective on the earlier of the second business day after timely delivery to such service or the day of actual delivery by such service. All notices to a party will be sent to the following addresses or to such other address or person as such party may designate by notice to each other party hereunder:

        (a)     TO BROKER/DEALER:

                                      President
                                      Farmers Financial Solutions, LLC
                                      2423 Galena Avenue
                                      Simi Valley, CA 93065

        with a copy to :

                                      Vice President & General Counsel
                                      Farmers New World Life Insurance Company
                                      4680 Wilshire Boulevard
                                      Los Angeles, CA 90010



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

        (b)     TO REGISTERED REPRESENTATIVE:

        ----------------------------------------

        ----------------------------------------

        ----------------------------------------
        Phone:
              ----------------------------------
        Fax:
            ------------------------------------

        10.6 GOVERNING LAW. The validity, enforceability, and interpretation of this Agreement shall be construed according to the laws of the State of California.

        10.7 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

        10.8 HEADINGS. The headings in this Agreement are inserted for convenience only and will not constitute a part hereof.

        10.9 FAMILY RIGHTS PROVISION. In the event of termination of the Agent Appointment Agreement and the Agent or Agent's heirs are permitted to sell all or any part of the agency to a member(s) of the agent's immediate family at any time, the Broker/Dealer will give consideration to transfer or assignment of the rights under the RR Agreement to the nominee(s), provided the nominee(s) are acceptable to the Broker/Dealer and capable of fulfilling the duties of the agreement within six (6) months after acceptable.


        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date and year first above written.

                        FARMERS FINANCIAL SOLUTIONS, LLC


                        By:
                           -----------------------------------
                              (Signature)

                        Name:
                             ---------------------------------

                        Title:
                              --------------------------------


                        REGISTERED REPRESENTATIVE


                        By:
                           -----------------------------------
                              (Signature)

                           -----------------------------------
                              (Print Name)



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
                                    EXHIBIT A
                             OUTSIDE ACTIVITIES FORM

                                  BROKER/DEALER


        It is hereby agreed by both Farmers Financial Solutions, LLC ("Broker/Dealer") and _______________________ ("Registered Representative" ("RR")) that the disclosures herein are not in conflict with the unique relationship existing between Broker/Dealer and Registered Rep, but are for the purpose of compliance with regulatory requirements.

I.      OTHER LICENSES AND REGISTRATIONS

        RR states that he or she currently holds the following licenses or certificates: (Circle, if applicable).

1.      Life and Disability Insurance Agent

2.      Fire and Casualty Insurance Agent

3.      Real Estate Broker/Salesman

4.      Registered Investment Adviser

5.      Certified Financial Planner

6.      Chartered Financial Consultant

7.      Other (please describe):
                                 ----------------------------------------

If any of the aforementioned licenses or registrations generate income for you other than as a RR of Broker/Dealer or agent of any insurance company affiliate of Broker/Dealer, please provide an estimate of the weekly income and the name of any affiliated agency or firm:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


II.     OTHER BUSINESS AFFILIATIONS

        Please provide the information requested below on any business affiliations you may have. Please remember to include in this section information on any classes of seminars you may teach or conduct related to insurance, securities, investment or other similar topics.

        RR states that his or her other business affiliations are:

1.      Entity Name:
                     -----------------------------------------------------

        A.     Type of Business:
                                ------------------------------------------------

        B.     RR's Position or Relationship (e.g., owner, director, employee):

               -----------------------------------------------------

        C.     Percent Ownership of Business, if any:
                                                     ---------------------------
        D.     Hours per week:
                              --------------------------------------------------
        E.     Income per week:
                               -------------------------------------------------

2.      Entity Name:
                     -----------------------------------------------------

        A.     Type of Business:
                                ------------------------------------------------

        B.     RR's Position or Relationship (e.g., owner, director, employee):

               -----------------------------------------------------

        C.     Percent Ownership of Business, if any:
                                                     ---------------------------
        D.     Hours per week:
                              --------------------------------------------------
        E.     Income per week:
                               -------------------------------------------------

3.      Entity Name:
                   -------------------------------------------------------------

        A.     Type of Business:
                                ------------------------------------------------

        B. RR's Position or Relationship (e.g., owner, director, employee):

              -----------------------------------------------------

        C.     Percent Ownership of Business, if any:
                                                     ---------------------------
        D.     Hours per week:
                              --------------------------------------------------
        E.     Income per week:
                               -------------------------------------------------

        RR agrees to notify Broker/Dealer promptly (and in any case, within fifteen (15) days) of any significant modifications to the information disclosed on this form, including new licenses or registrations, employers or sources of income, or significant changes in the amount of income from a source specified herein.

Registered Representative:                  Broker/Dealer:

By:                                         By:
   -------------------------------             ---------------------------------
Dated:                                      Dated:
      ----------------------------                ------------------------------



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

                                    EXHIBIT B

                              COMPENSATION SCHEDULE

                      ADDENDUM TO REGISTERED REPRESENTATIVE
                     AGREEMENT FOR FARMERS DISTRICT MANAGERS


        This Addendum is attached to and is made a part of the Farmers District Manager's Registered Representative Agreement dated the _________ day of _________, 20__ by and between Farmers Financial Solutions, LLC, a Nevada limited liability company ("Broker/Dealer") and _________________________ Registered Representative ("RR") who also is a Farmers District Manager.

        Broker/Dealer appoints RR to act as a Managing and Supervising Representative ("MSR") of Broker/Dealer. MSR has no authority to bind Broker/Dealer or make any representations on behalf of Broker/Dealer except within the scope of RR's appointment as stated herein.

        MSR will manage, supervise and assist his or her agents who are registered representatives of Broker/Dealer in the sale of securities products and services that are made available by Broker/Dealer. MSR shall act as a Registered Representative and principal under the NASD rules and regulations, and MSR represents and warrants to Broker/Dealer that throughout the term of this Addendum he or she will be duly licensed as a Registered Representative and principal.

        MSR understands his or her role is to supervise Registered Representatives in his or her District and agrees not to independently solicit customers or write business except in working with his or her Registered Representatives.

        MSR shall be paid commissions on sales of securities products and services in accordance with the Farmers products/commission schedules which are in force from time-to-time for Farmers District Managers who become and act as registered principals of Broker/Dealer.

        MSR will be designated a principal of Broker/Dealer. MSR's duties will be directed by the Broker/Dealer operations and compliance manual, written supervisory procedures, and as may be advised by Broker/Dealer. MSR agrees to supervise Registered Representatives as signed to MSR's District for purposes of compliance with the rules and guidelines of Broker/Dealer and the applicable regulatory authorities. Responsibilities will include but are not limited to:

        - ADVERTISING -- Ensure that required advertising and correspondence has received approvals from Broker/Dealer Compliance Department. Work with Registered Representatives to ensure regulatory compliance as pertains to Broker/Dealer general advertising.

        - INTERNAL POLICIES -- Responsible for stating, distributing, and enforcing any internal policies and procedures.

        - RR SUPPORT STAFF -- Responsible for all clerical and administrative staff who are appointed relative to securities operations and activities.

        - TRADING ACTIVITY -- As required, review all new accounts, trades, logs and blotters either in person or by designation of another with Broker/Dealer consent.

        - SALES SUPERVISION -- Conduct periodic educational and motivational meetings with information pertaining to compliance, products, and other pertinent information.



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

                Monitor sales practices with regard to such things as presentation skills, fact gathering, needs and risk assessment, and product recommendations.

        - ANNUAL MEETING -- Perform Annual Registered Representative Review and Branch Audit as required by NASD and Broker/Dealer.

        -       RECORDKEEPING -- Maintain files and records as required.


IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the date and year first above written.


                       FARMERS FINANCIAL SOLUTIONS, LLC


                       By:
                          --------------------------------------
                              (Signature)

                       Name:
                            ------------------------------------

                       Title:
                             -----------------------------------


                       MANAGING AND SUPERVISORY REPRESENTATIVE


                       By:
                          --------------------------------------
                              (Signature)


                          --------------------------------------
                             (Print Name)



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